Exhibit 23



                          Independent Auditor's Consent


We hereby consent to the incorporation by reference in the Registration Statement of Patriot National Bancorp, Inc. on Form S-3 (No. 333-100981) of our report dated February 25, 2003, which appears in the Financial Report following page 34 of the Annual Report on Form 10-KSB of Patriot National Bancorp, Inc. for the year ended December 31, 2002.



                                        /s/ McGLADREY & PULLEN, LLP


New Haven, Connecticut
March 28, 2003